INVESTMENT ADVISORY AGREEMENT



     AGREEMENT, made as of this 1st day of April, 1996, between VANGUARD QUANTITATIVE PORTFOLIOS, INC., a Maryland Corporation, (the "Fund") and FRANKLIN PORTFOLIO ASSOCIATES TRUST, a Massachusetts business trust (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment of Adviser. The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Advisory Duties. Subject to the supervision of the Board of Directors of the Fund, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objective and policies as stated in the Registration Statement (as defined in paragraph 3(d) of this Agreement) and subject to the following understandings:

     (a) The Adviser shall provide supervision of the Fund's investments, furnish a continuous investment program for the Fund's portfolio, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

     (b) The Adviser shall use the same skill and care in the management of the Fund's portfolio as it uses in the administration of other fiduciary accounts for which it has investment responsibility;

     (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Fund and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

     (d) The Adviser shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer who deals in the securities in which the Fund is active. The Adviser is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Fund, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Directors of the Fund such information relating to portfolio transactions as they may reasonably request:

               On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients;

               (e) The Adviser shall maintain books and records with respect to the Fund's securities transactions and shall render to the Fund's Board of Directors such periodic and special reports as the Board may reasonably request;

               (f) The Adviser shall provide the Fund on each business day with a list of all securities transactions for that day;

               (g) The investment advisory services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     3. Documents Delivered. The Fund has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

               (a) Amended and Restated Articles of Incorporation of the Fund, dated September 2, 1986 (such Articles of Incorporation, as presently in effect and as amended from time to time, are herein called the "Articles of Incorporation");

               (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

               (c) Certified resolutions of the Board of Directors of the Fund authorizing the appointment of the Adviser and approving the form of this Agreement:

               (d) Registration Statement under the Securities Act of 1933, on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on September 5, 1986, relating to shares of the Fund's Shares, and all amendments thereto;

         (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission on September 5, 1986, and all amendments thereto.

     4. Books and Records. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2(e) hereof. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1(F) of the Commission under the 1940 Act.

     5. Reports to Adviser. The Fund agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared or distribution to shareholders of the Fund or the public, which refer in any way to the Adviser, ten (10) days prior to use thereof and not to use such material if the Adviser should object thereto in writing within seven (7) days after receipt of such material. In the event of termination of this Agreement, the Fund will, on written request of the Adviser, forthwith delete any reference to the Adviser from any materials described in the preceding sentence. The Fund shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     6. Expenses. During the term of this Agreement the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities purchased for the Fund and the taxes, and brokerage commissions, if any, payable in connection with the purchase and/or sale of such securities.

     7. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in this Agreement, the Fund shall pay to the Adviser at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the Fund's average month-end assets for the quarter.

       Net Assets                         Rate
       ----------                         ----


     Effective with the quarter ending June 30, 1996, the Basic Fee, as provided above, shall be increased or decreased by an amount equal to .20% per annum (.05% per quarter) of the first $100 million of average month-end net assets of the Fund, and .10% per annum (.025% per quarter) of average month-end net assets over $100 million, if the Fund's investment performance for the thirty-six months preceding the end of the quarter is six percentage points or more above or below, respectively, the investment record of the Standard & Poor's 500 Composite Stock Price Index (the "S&P Index") for the same period; or by an amount equal to .10% per annum (.025% per quarter) of the first $100 million of average month-end net assets of the Fund, and .05% per annum (.0124% per quarter) of average month-end net assets over $100 million, if the Fund's investment performance for such thirty-six months is three or more but less than six percentage points above or below, respectively, the investment record of the S&P Index for the same period.

     For the purpose of determining the fee adjustment for investment performance, as described above, the net assets of the Fund will be averaged over the same period as the performance of the Fund and the investment record of the S&P Index are computed.

     The investment performance of the Fund for such period, expressed as a percentage of the Fund's net asset value per share at the beginning of such period, shall be the sum of: (i) the change in the Fund's net asset value per share during such period; (ii) the value of the Fund's cash distributions per share accumulated to the end of such period; and (iii) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Fund at the net asset value per share in effect at the close of business on the ex-dividend date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. The investment record of the S&P Index for any period, expressed as a percentage of the S&P Index level at the beginning of such period, shall be the sum of (i) the change in the level of the S&P Index during such period and (ii) the value, computed consistently with the S&P Index, of cash distributions made by companies whose securities comprise the S&P Index accumulated to the end of such period. For this purpose cash distributions on the securities which comprise the S&P Index shall be treated as reinvested in the S&P Index at least as frequently as the end of each calendar quarter following the payment of the dividend. The foregoing notwithstanding, any computation of the investment performance of the Fund and the investment record of the S&P Index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

     In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     8. Limitation of Liability. In the absence of (i) misfeasance, negligence, or the violation of applicable law, on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability to the Fund, or to any shareholder of the Fund, for any error of judgment, mistake of law or any other act of omission in the course of, or connected with, rendering services hereunder including, without limitations, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund. Federal and state securities laws and ERISA impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any such laws.

     9. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until March 31, 1998 and will be renewable thereafter for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser. This Agreement may also be terminated by the Adviser on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     10. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     11. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Fund.

     12. Proxy Policy. With regard to the solicitation of shareholder votes, the Fund shall vote the shares of all portfolio securities held of the Fund.




ATTEST:                                   VANGUARD QUANTITATIVE
                                          PORTFOLIOS, INC.



By      Raymond J. Klapinsky              By John J. Brennan
        ---------------------             ------------------------
            Secretary                     President and Chief Executive Officer





ATTEST:                                   FRANKLIN PORTFOLIO
                                          ASSOCIATES TRUST



By                                        By

                     VANGUARD QUANTITATIVE PORTFOLIOS, INC.
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM
                     --------------------------------------



                             EFFECTIVE MAY 1, 1998

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 1, 1996 between Vanguard QUANTITATIVE PORTFOLIOS, Inc. (the "Fund") and Franklin Portfolio Associates ("FPA").

     1. NEW FEE SCHEDULES. The Fund will compensate FPA according to the following fee schedules:

                                   BASIC FEE
                                   ---------

                ASSETS MANAGED                          ANNUAL RATE
                --------------                          -----------



        INCENTIVE /PENALTY FEE vs. S&P 500 COMPOSITE STOCK PRICE INDEX*
        ---------------------------------------------------------------

                PERFORMANCE                             FEE ADJUSTMENT
                -----------                             --------------


     2. TRANSITION SCHEDULE FOR INCENTIVE/PENALTY FEES. The new incentive/penalty fee schedule will not be fully operable until April 30, 2001. Until that date, a transition schedule consisting of varying percentages of the old and new incentive/penalty fees will be used. For each fiscal quarter included in the 36 months beginning May 1, 1998, the incentive/penalty fee will be calculated as the sum of a and b, whereby:

     3. NO EFFECT ON OTHER PROVISIONS. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated April 1, 1996 remain in full force and effect.



                                          VANGUARD QUANTITATIVE PORTFOLIOS, INC.


                                                JOHN J. BRENNAN         5/1/98
                                ------------------------------------------------
                                     President, Chief Executive Officer   Date &
                                                           Chairman of the Board




                                                   FRANKLIN PORTFOLIO ASSOCIATES


                                                JOHN J. NAGORNIAK       6/12/98
                                 -----------------------------------------------
                                                                  President Date

                         Vanguard Growth and Income Fund
                     Investment Advisory Agreement Addendum

                             Effective July 1, 2006

This Addendum amends Section 7 of the Investment Advisory Agreement dated April 1, 1996, and amended May 1, 1998, between Vanguard Quantitative Funds (fka, Vanguard Quantitative Portfolios, Inc.) (the "Trust"), and Franklin Portfolio Associates, LLC ("FPA," or the "Advisor") for the management of Vanguard Growth and Income Fund, a series of the Trust (the "Fund"), as follows:

A. AMENDMENT

The following shall replace the first paragraph of Section 7 of the Agreement in its entirety:

7. COMPENSATION OF THE ADVISOR. For services to be rendered by the Advisor as provided in this Agreement, the Fund shall pay to the Advisor at the end of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the FPA Portfolio's average daily net assets for the quarter:

      ---------------------------------------------------------------------
                         ANNUAL PERCENTAGE RATE SCHEDULE
      ---------------------------------------------------------------------


B. MISCELLANEOUS

Except as specifically amended hereby, all of the terms and conditions of the Investment Advisory Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with its terms. In particular, and notwithstanding Section A of this Amendment, the performance adjustment will continue to be applied to an asset-base that is calculated using the average month-end net assets over the applicable performance period.

FRANKLIN PORTFOLIO ASSOCIATES, LLC       VANGUARD QUANTITATIVE FUNDS


/s/ John Cone                            /s/ John J. Brennan
_______________________ __________       _______________________ __________
Signature               Date             Signature               Date

John Cone                                John J. Brennan
_______________________                  _______________________
Print Name                               Print Name